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                                                                 EXHIBIT 99.62




Contact:    Linda B. Preucil                               AMEX (PHA)
            Director of Business Relations                 WWW.PACIFICPHARM.COM
            908/ 497-0160
            LBPreucil@aol.com
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For Immediate Release



                PACIFIC PHARMACEUTICALS, INC. TO BE DELISTED BY AMEX
                    -TRADING TO COMMENCE ON OTC BULLETIN BOARD-


SAN DIEGO, CA, September 11, 1998 - Pacific Pharmaceuticals, Inc. today announced that it has been notified by the American Stock Exchange (AMEX) that the Executive Committee of the Exchange's Board of Governors has denied the Company's appeal of the determination by the Exchange to remove the Company's Common Stock from the AMEX. The last day of trading on the AMEX will be Friday, September 18. Trading will commence Monday, September 21 on the Over the Counter (OTC) Bulletin Board under the ticker symbol PPHA. Investors may continue to contact licensed brokers to purchase shares of the Company.

Through its majority owned subsidiary, BG Development Corp., Pacific is rapidly moving forward in the clinical development of the recently acquired chemosensitizer O6 Benzyl Guanine (BG), a promising new technology which could revitalize the effectiveness of certain standard chemotherapy drugs against a broad range of cancers. The National Cancer Institute (NCI) and Pacific Pharmaceuticals are preparing to initiate several additional human clinical studies in accordance with the Cooperative Research and Development Agreement recently signed with the NCI.

Patients continue to be enrolled and treated in the ongoing Phase I clinical study with Pacific's proprietary photodynamic therapy BOPP compound for the treatment of brain cancer. Pacific manages products through research and development, and regulatory approval to position them for successful commercialization.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE ACTUAL RESULTS COULD VARY FROM THOSE EXPECTED DUE TO A VARIETY OF RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K FOR THE YEAR ENDED MARCH 31, 1998. ADDITIONALLY, ALTHOUGH THE COMPANY HAS BEEN INFORMED THAT ONE OR MORE BROKERS WILL MAKE A MARKET IN THE COMPANY'S STOCK ON THE OTC BULLETIN BOARD, SUCH BROKERS ARE NOT OBLIGATED TO DO SO AND MAY DISCONTINUE MAKING A MARKET AT ANY TIME. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY OF THESE FORWARD LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.